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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-4) of LDDS Communications, Inc. and in the related Prospectus for the registration of 88,244,272 shares of its common stock of our reports dated June 26, 1992, with respect to the consolidated financial statements and schedules (not presented separately therein) of Advanced Telecommunications Corporation included in the LDDS Communications, Inc. Transition Report on Form 10-K for the period from June 30, 1993 to December 31, 1993, filed with the Securities and Exchange Commission.


                                            /s/  ERNST & YOUNG LLP
                                            Ernst & Young LLP

Atlanta, Georgia
November 28, 1994